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                                                                      EXHIBIT 21


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                                                      UGI CORPORATION SUBSIDIARIES
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                                                                  STATE OF
                     SUBSIDIARY                                 INCORPORATION                         OWNERSHIP
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
 AMERIGAS, INC.                                                      PA                                  100%

      FOUR FLAGS DRILLING COMPANY, INC.                              PA                                  100%

      AMERIGAS PROPANE, INC.(1)                                      PA                                  100%

           AmeriGas Partners, L.P.                                   DE                                  (2)

                AmeriGas Finance Corp.                               DE                                  100%

           AmeriGas Propane, L.P.                                    DE                                  (3)

                AmeriGas Propane Parts &                             PA                                  100%
                  Service, Inc.

                Northwest LPG Supply Ltd.                          Canada                                100%

                Petrolane Offshore Limited                         Bermuda                               100%

           Petrolane Incorporated                                    PA                                  100%

                Atlantic Energy, Inc.                                DE                                   50%

                AmeriGas Technology Group, Inc.                      PA                                  100%

           Diamond Acquisition, Inc.                                 HI                                  100%
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 ASHTOLA PRODUCTION COMPANY                                          PA                                  100%

      CRYOTEX, INCORPORATED                                          DE                                  100%

      KEYSTONE OILFIELD SUPPLY CO.                                   PA                                  100%

      UGI ETHANOL DEVELOPMENT CORPORATION                            PA                                  100%
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 UGI ENTERPRISES, INC.                                               PA                                  100%

      UGI ENERGY SERVICES, INC.                                      PA                                  100%

      UGI BLACK SEA ENTERPRISES, INC.                                PA                                  100%

      UGI ENERGY SUPPLY, INC.                                        PA                                  100%

      UGI INTERNATIONAL (CHINA), INC.                                DE                                  100%

      UGI INTERNATIONAL (ROMANIA), INC.                              PA                                  100%
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
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 UGI PROPERTIES, INC.                                                                PA                      100%
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 UGI UTILITIES, INC.                                                                 PA                      100%

      UGI DEVELOPMENT COMPANY                                                        PA                      100%
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 UNITED VALLEY INSURANCE COMPANY                                                     VT                      100%
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(1)      General Partner of AmeriGas Partners, L.P. and AmeriGas Propane, L.P.,
         Delaware limited partnerships.

(2) AmeriGas Propane, Inc. owns 100% of general partnership interest and 38.4% of limited partnership interest in AmeriGas Partners, L.P.;
         Petrolane Incorporated owns 18.6% of limited partnership interest in AmeriGas Partners, L.P.; and Diamond Acquisition, Inc. owns 0.3% of the limited partnership interest in AmeriGas Partners, L.P.

(3) AmeriGas Propane, Inc. owns 100% of general partnership interest in AmeriGas Propane, L.P.; AmeriGas Partners, L.P. owns 100% of limited partnership interest in AmeriGas Propane, L.P.